UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 8, 2016, Rigel Pharmaceuticals, Inc. (the “Company”) announced the appointment of Anne-Marie Duliege, M.D., M.S. to the role of Chief Medical Officer of the Company. Dr. Duliege succeeds Elliot Grossbard, M.D., who has served with Company in numerous positions over the last 14 years, most recently as Chief Medical Officer. In connection with Dr. Duliege’s appointment as Chief Medical Officer, on March 7, 2016, Dr. Grossbard retired from that position, and will remain with the Company, advising on the new drug application filing and regulatory strategy for fostamatinib in immune thrombocytopenic purpura.

A copy of the Company’s press release, titled “Rigel Names Anne-Marie Duliege, M.D., M.S. As Chief Medical Officer,” is furnished as Exhibit 99.1 hereto and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibit 99.1                              Press release, dated March 8, 2016, titled “Rigel Names Anne-Marie Duliege, M.D., M.S. As Chief Medical Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2016	RIGEL PHARMACEUTICALS, INC.

By:	/s/ Dolly A. Vance
Dolly A. Vance
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated March 8, 2016, titled “Rigel Names Anne-Marie Duliege, M.D., M.S. As Chief Medical Officer.”